UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	26-0354783
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

9 West 57th Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A shares representing Class A limited liability company interests	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-144256

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Shares” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-144256) (the “Registration Statement”) relating to the securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

1. Form of Class B Shareholders’ Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

2. Form of Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

3. Form of Registration Rights Agreement among Och-Ziff Capital Management Group LLC and the covered persons named therein (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

4. Form of Registration Rights Agreement among Och-Ziff Capital Management Group LLC and DIC Sahir Limited (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

Dated: November 6, 2007	By:	/s/ Joel Frank
Joel Frank
Chief Financial Officer, Executive Managing
Director and Director